EXHIBIT 8.2

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

January 3, 2012

Pengrowth Energy Corporation
Suite 2100, 222-3rd Avenue S.W.
Calgary, Alberta, Canada T2P 0B4

Ladies and Gentlemen:

We have acted as special counsel to Pengrowth Energy Corporation, a corporation incorporated under the laws of Alberta, Canada, (the “Corporation”) in connection with the preparation and filing of a Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (the “Amended Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, in respect of 10,000,000 shares (the “Shares”) issuable pursuant to the Corporation’s Dividend Reinvestment and Optional Common Share Purchase Plan (the “Plan”). This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Amended Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Amended Registration

Pengrowth Energy Corporation January 3, 2012	2

Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Plan, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Amended Registration Statement, the discussion set forth under the caption “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” in the Amended Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences to U.S. Participant of participating in the Dividend Reinvestment Component of the Plan and of the ownership and disposition of Shares acquired pursuant to the Plan.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Corporation.  This letter is not to be used, circulated or otherwise referred to for any other purpose, except as set forth below.

This opinion is furnished to you solely for use in connection with the Amended Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP